SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2005

WEBB INTERACTIVE SERVICES, INC.

(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation)

0-28462	84-1293864
(Commission File Number)	(IRS Employer Identification No.)

1899 Wynkoop, Suite 600, Denver, CO 80202

(Address of principal executive offices and Zip Code)

(303) 308-3180

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 25, 2005, the board of directors appointed Barry R. Roelofs as a director. Mr. Roelofs fills the vacancy on the board created by the resignation of William R. Cullen in September 2004.

Mr. Roelofs has served as the Data Center Facilities Manager for Pfizer Inc. since 2004. He has also served as the President and owner of Roelofs Trucking Inc., a Portage, Michigan - based trucking company since 2003. Prior to his employment with Pfizer, Mr. Roelofs served as Director of Technology for USF Corporation from 2001 to 2003; was employed by Kellogg Company from 1995 through 2001 (including serving as Senior Global Technology Manager from 1998 through 2001); and served as Manager of Technology for United Parcel Service, Inc. from 1991 through 1995. Mr. Roelofs received his B.A. degree in Finance at Western Michigan University in 1989.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2005	WEBB INTERACTIVE SERVICES, INC.

	By:	/s/ Lindley S. Branson
Lindley S. Branson
Its: Vice President and General Counsel

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